Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-249834

DELAWARE WILSHIRE PRIVATE MARKETS FUND

(the “Fund”)

Supplement dated February 28, 2022

to the Fund’s Institutional Class Shares Prospectus (the “Prospectus”) and Statement of Additional Information (the “SAI”), each dated July 29, 2021.

This supplement provides new and additional information beyond that contained in the Prospectus and SAI, and should be read in conjunction with the Prospectus and SAI. Unless otherwise indicated, all other information included in the Prospectus and SAI that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the Prospectus and SAI, as applicable.

Ilona Brom no longer serves as a portfolio manager of the Fund, the Delaware Wilshire Private Markets Tender Fund (the “Tender Offer Fund”) and the Delaware Wilshire Private Markets Master Fund (the “Master Fund” and, together with the Fund and the Tender Offer Fund, the “Funds”).

William van Eesteren, Marc Friedberg and Mark Perry will each continue to serve as a portfolio manager of the Funds.

Accordingly, effective immediately, all references to Ilona Brom are hereby deleted from the Prospectus and SAI.

Please retain this supplement for future reference.

DWP-SK-001-0100

1